Exhibit 99.1

Indaptus Therapeutics, Inc. Announces Additional Sale of $3.4 Million in Private Placement of Convertible Notes and Warrants

NEW YORK, July 1, 2025 (GLOBE NEWSWIRE) — Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus”), a clinical stage biotechnology company dedicated to pioneering innovative cancer and viral infection treatments, today announced the additional sale of approximately $3.4 million in aggregate principal amount of convertible promissory notes and accompanying warrants. Together with a prior sale of $2.3 million of convertible promissory notes and accompanying warrants, the Company raised an aggregate of $5.7 million in gross proceeds in this offering.

The notes bear interest at the rate of 6% per year and will mature on July 28, 2026. The notes will convert, together with accrued interest, into shares of common stock on the date which is the earlier of (i) the date that is 30 days from the effectiveness of a reverse split effected by the Company on Nasdaq, and (ii) the one-year anniversary from the issuance of the notes. The conversion price per share of common stock will be equal to 80% of the average Nasdaq official closing price of the common stock for the five trading days immediately preceding and including the conversion date, subject to a maximum conversion price of $11.20.

Warrants to purchase 200% of the conversion shares will be issued following the conversion of the notes and obtaining stockholder approval. The warrants will have an exercise price equal to the conversion price of the notes and have a term of five years from the date of issuance.

Paulson Investment Company, LLC is acting as the exclusive placement agent in connection with the offering.

Indaptus intends to use the net proceeds from the offering for research and development activities including the funding of a Phase 1b/2 clinical trial as well as for working capital and general corporate purposes.

The securities to be issued in the private placement and shares issuable upon conversion or exercise of such notes and warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(c) of Regulation D promulgated thereunder, have not been registered under the Securities Act or applicable state securities laws and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding anticipated use of the net proceeds. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2025, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:
CORE IR
Louie Toma
louie@coreir.com